Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Chemomab Therapeutics Ltd.:

We consent to the incorporation by reference in the registration statements (No. 333-255249 and No. 333-255658) on Form S-3 and registration statements (No. 333-259489 and No. 333-266868) on Form S-8 of our report dated February 20, 2023, with respect to the consolidated financial statements of Chemomab Therapeutics Ltd.

/s/ Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel

March 20, 2023